Profire Energy Reports Financial Results for First Quarter Fiscal Year 2021
Company Reports Gross Margin Improvement and Positive Operating Cash Flow for First Quarter

LINDON, Utah May 5, 2021 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances , today reported financial results for its first quarter fiscal 2021 ending March 31, 2021. A conference call will be held on Thursday, May 6, 2021 at 1:00 p.m. ET to discuss the results.

First Quarter Summary
•Recognized revenue of $5.1 million
•Realized gross profit of $2.2 million or 42.7% of total revenues
•Net loss of $(601,500) or $(0.01) per share
•Generated $1.8 million of cash flow from operations
•Cash and liquid investments of $19.4 million while remaining debt-free
“The outlook for consumption of oil and gas continues to improve in the short-term as COVID-19 related restrictions ease and vaccine distribution progresses. Given this trend, we believe the worst of the pandemic is behind us and therefore have started to reinvest in our business to ensure we are well positioned to take advantage of the pending recovery. Although we were able to take deliberate actions to drastically reduce expenses during the heart of the pandemic, this quarter’s increase in SG&A is primarily staff-related to accommodate our current and future customers as demand increases. Additionally, I am pleased that we were able to sequentially increase our cash and liquid investments while remaining debt free,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy.
First Quarter 2021 Financial Results

Total revenues for the period equaled $5.1 million, compared to $5.7 million in the fourth quarter of 2020 and $7.4 million in the prior-year quarter. The sequential and year-over-year decrease was primarily driven by the COVID-19 pandemic’s impact on our industry which drastically decreased drilling and completion activity and wiped out the capital budgets of our customers in 2020.

Gross profit was $2.2 million, compared to $2.8 million in the fourth quarter of 2020 and $3.2 million in the prior-year quarter. Gross margin was 42.7% of revenues, compared to 48.7% of revenues in the prior quarter and 42.5% of revenues in the first quarter of 2020. The sequential decrease was due to product mix and lower coverage of fixed costs associated with the drop in revenue.

Total operating expenses were $3.0 million, compared to $2.8 million in the fourth quarter of 2020 and $3.8 million in the year-ago quarter. The year-over-year improvement reflects the actions taken to reduce expenses and adjust the company’s cost structure in response to the unusual operating environment over the past year.

Compared with the same quarter last year, operating expenses for G&A decreased 22%, R&D decreased 37% and depreciation increased by 14%.

Net loss for the first quarter was ($601,500) or ($0.01) per share, compared to net income of $55,918 or $0.00 per diluted share in the fourth quarter of 2020 and a net loss of ($365,264) or ($0.01) per share in the same quarter last year.

Cash and liquid investments totaled $19.4 million at March 31, 2021 compared to $17.6 million at the end of 2020, and the Company continues to operate debt-free.

“We are encouraged by the overall level of activity we are seeing in our core legacy business as well as some of the traction we are experiencing in our growth segment areas of focus. We expect this trend to continue for our core business and through our recently signed partnerships with Spartan Controls and ECI,” stated Cameron Tidball, Co-CEO of Profire Energy. “We also continue to strategically explore additional industries where our products and solutions expertise can be leveraged, including power and infrastructure and renewable fuels. Through expansion of strategic partnerships and our internal sales and business development initiatives, we expect to continue to gain brand awareness and sales in both our traditional and new markets.”

Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date: Thursday, May 6, 2021
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=144678. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through May 20, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 10014415

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth and expansion outside of the Company’s traditional market, and holding an earnings call on May 6, 2021. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO, Co-President & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PART I. FINANCIAL INFORMATION
Item 1 Financial Information

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	March 31, 2021	December 31, 2020
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$10,475,429	$9,148,312
Short-term investments	2,293,992	2,388,601
Accounts receivable, net	2,772,162	3,719,508
Inventories, net (note 3)	8,104,532	8,414,772
Prepaid expenses and other current assets (note 4)	823,901	1,678,428
Income tax receivable	580,751	486,154
Total Current Assets	25,050,767	25,835,775
LONG-TERM ASSETS
Long-term investments	6,589,247	6,064,294
Financing right-of-use asset	38,969	50,094
Property and equipment, net	11,926,464	12,021,811
Intangible assets, net	1,716,187	1,771,870
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	22,850,248	22,487,450
TOTAL ASSETS	$47,901,015	$48,323,225

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$975,755	$1,178,979
Accrued liabilities (note 5)	1,361,404	1,196,870
Current financing lease liability (note 6)	36,408	39,451
Total Current Liabilities	2,373,567	2,415,300
LONG-TERM LIABILITIES
Net deferred income tax liability	522,163	522,870
Long-term financing lease liability (note 6)	4,353	12,669
TOTAL LIABILITIES	2,900,083	2,950,839

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 51,434,074 issued and 48,021,696 outstanding at March 31, 2021, and 51,384,961 issued and 47,972,583 outstanding at December 31, 2020	51,434	51,385
Treasury stock, at cost	(5,353,019)	(5,353,019)
Additional paid-in capital	30,391,837	30,293,472
Accumulated other comprehensive loss	(2,017,292)	(2,148,924)
Retained earnings	21,927,972	22,529,472
TOTAL STOCKHOLDERS' EQUITY	45,000,932	45,372,386
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,901,015	$48,323,225
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
	For the Three Months Ended March 31,
	2021	2020
REVENUES (note 8)
Sales of goods, net	$4,657,535	$6,860,958
Sales of services, net	434,814	586,184
Total Revenues	5,092,349	7,447,142

COST OF SALES
Cost of goods sold-product	2,537,634	3,833,682
Cost of goods sold-services	380,028	448,784
Total Cost of Goods Sold	2,917,662	4,282,466

GROSS PROFIT	2,174,687	3,164,676

OPERATING EXPENSES
General and administrative expenses	2,554,536	3,272,538
Research and development	256,891	409,726
Depreciation and amortization expense	167,485	147,472
Total Operating Expenses	2,978,912	3,829,736

LOSS FROM OPERATIONS	(804,225)	(665,060)

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	73,901	—
Other income (expense)	(97)	347
Interest income	21,062	74,393
Total Other Income	94,866	74,740

LOSS BEFORE INCOME TAXES	(709,359)	(590,320)

INCOME TAX BENEFIT	107,859	225,056

NET LOSS	$(601,500)	$(365,264)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$139,606	$(945,423)
Unrealized losses on investments	(7,974)	(157,354)
Total Other Comprehensive Income (Loss)	131,632	(1,102,777)

COMPREHENSIVE LOSS	$(469,868)	$(1,468,041)

BASIC LOSS PER SHARE (note 9)	$(0.01)	$(0.01)
FULLY DILUTED LOSS PER SHARE (note 9)	$(0.01)	$(0.01)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,990,101	47,492,441
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,990,101	47,492,441
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(601,500)	$(365,264)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	293,615	259,801
(Gain) Loss on sale of fixed assets	(73,901)	—
Bad debt expense	(3,084)	133,803
Stock awards issued for services	125,043	66,348
Changes in operating assets and liabilities:
Accounts receivable	974,602	1,314,939
Income taxes receivable/payable	(94,597)	107,561
Inventories	342,980	537,668
Prepaid expenses and other current assets	906,459	168,546
Deferred tax asset/liability	(707)	(114,564)
Accounts payable and accrued liabilities	(48,245)	(1,837,760)
Net Cash Provided by Operating Activities	1,820,665	271,078

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	27,784	—
Sale (purchase) of investments	(438,830)	387,326
Purchase of property and equipment	(57,825)	(525,384)
Net Cash Used in Investing Activities	(468,871)	(138,058)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(26,629)	(148,879)
Cash received in exercise of stock options	—	2,020
Principal paid towards lease liability	(11,227)	(19,089)
Net Cash Used in Financing Activities	(37,856)	(165,948)

Effect of exchange rate changes on cash	13,179	(95,598)

NET CHANGE IN CASH	1,327,117	(128,526)
CASH AT BEGINNING OF PERIOD	9,148,312	7,358,856
CASH AT END OF PERIOD	$10,475,429	$7,230,330

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$1,936	$872
Income taxes	$—	$—
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$—	$419,373
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.